Exhibit 99.1

ICN UPDATE ON RESTRUCTURING

COSTA MESA, Calif., March 8 /PRNewswire/ -- ICN Pharmaceuticals Inc. (NYSE:
ICN - news) announced today an update of its proposed strategic restructuring plan to split its business into three separate publicly traded companies in order to enhance shareholder value and provide greater transparency for each of its three distinct operations.

The company announced a revised structure for the offering of shares of ICN International (comprised of ICN Pharmaceuticals' operations in Western Europe, Central and Eastern Europe and exports to Asia, Africa and Australia). Subject to market conditions, it is proposed that up to 40 percent of ICN International will be sold in an offering in the second quarter of 2001. It is intended that the shares will be listed on the Budapest Stock Exchange and the global depositary receipts will be listed on the London Stock Exchange.

The revised structure is intended to achieve greater liquidity in the aftermarket and a more appropriate shareholder base for ICN International. It is the company's longer-term intention to sell its remaining stake in ICN International, as permitted by market conditions and regulatory requirements. ICN had originally planned an initial public offering of up to 20 percent of ICN International and the tax-free distribution of the remaining shares to ICN shareholders.

Milan Panic, Chairman and Chief Executive Officer of ICN, said: "ICN remains committed to completing its restructuring, which will split the company into three publicly traded entities. Subject to market conditions and regulatory approvals, we expect to complete the first step in this process, the offering of ICN International, in the second quarter of 2001.

"Our present intention, also subject to market conditions, is to offer up to 40 percent of the shares of ICN International. We have held extensive discussions with our advisors regarding the most effective structure for the international offering and, after reviewing all options believe that the present plan is more advantageous to shareholders of both ICN International and ICN Pharmaceuticals."

As previously announced, ICN has filed a registration statement to sell a minority interest in its wholly-owned subsidiary Ribapharm Inc. in an underwritten public offering. Subject to market conditions, ICN is planning to make the offering this year. Ribapharm conducts ICN's U.S. research and development activities. The ICN Board of Directors has decided to distribute the remaining interest in Ribapharm to ICN stockholders on a tax-free basis as soon as possible after the completion of the public offering. The distribution will be subject to a ruling from the U.S. Internal Revenue Service, compliance with all other legal and regulatory provisions, and the required approval by holders of ICN's outstanding debt.

The third publicly traded company will be ICN Americas, which will consist of ICN's operations in North, Central and South America. In addition, ICN Americas will hold the remaining interests in ICN International and Ribapharm until these interests are disposed of by ICN Americas, as discussed above.

When available, copies of the preliminary prospectus relating to the offering of shares of Ribapharm may be obtained from the offices of UBS Warburg LLC, 299 Park Avenue, New York, New York 10171, telephone
212-821-3000.

A registration statement relating to the shares of Class A common stock of Ribapharm has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This press release shall not constitute an offer or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Any securities of ICN International offered will not be and have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements.

ICN is an innovative, research-based global pharmaceutical company that manufactures, markets and distributes a broad range of prescription and non-prescription pharmaceuticals under the ICN brand name. Its therapeutic focus is on anti-infectives, including anti-virals, dermatology and oncology. Additional information is also available on the company's website at http://www.icnpharm.com.

THE SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to the company's ability to complete its restructuring plan according to stated timeframes, projections of future sales, operating income, returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the company's Securities and Exchange Commission filings.

SOURCE: ICN Pharmaceuticals Inc.